Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is entered into as of April 20, 2016, by and among ARC Group Worldwide, Inc., a Utah corporation (the “Parent”), the Lenders (as defined below) party hereto, and the Administrative Agent (as defined below).

RECITALS:

WHEREAS, the Parent, the Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), and Citizens Bank, N.A. (formerly known as RBS Citizens, N.A.), as administrative agent (in such capacity, the “Administrative Agent”), Collateral Agent, Sole Lead Arranger and Sole Book Runner, and Capital One, National Association, as Syndication Agent, are parties to the Amended and Restated Credit Agreement, dated as of November 10, 2014, as amended by that certain First Amendment to the Amended and Restated Credit Agreement, dated as of December 22, 2014, that certain Waiver and Second Amendment to the Amended and Restated Credit Agreement, dated as of May 11, 2015, and that certain Third Amendment to the Amended and Restated Credit Agreement, dated as of March 29, 2016 (as so amended, and as the same may be amended, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement; and

WHEREAS, the Parent and the Borrowers wish to amend the Amended and Restated Credit Agreement on the terms set forth herein;

WHEREAS, the Administrative Agent and the Lenders are willing to amend the Amended and Restated Credit Agreement as provided for herein;

NOW THEREFORE, in consideration of the premises and the agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.                                          Interpretation.

1.1                               Interpretation.  This Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Sections 1.02, 1.03, 1.04, 1.05 and 1.06 of the Amended and Restated Credit Agreement.

Section 2.                                          Amendment to Amended and Restated Credit Agreement.

2.1                               Amendment of Section 1.01 (Defined Terms).  Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by amending and restating the pricing grid contained in the definition of “Applicable Rate” in its entirety as follows:

Pricing Level	Total Leverage Ratio	Eurodollar Rate	Base Rate
1	> 4.00:1.00	4.50%	3.50%
2	> 3.50:1.00 but < 4.00:1.00	4.00%	3.00%
3	> 3.00:1.00 but <3.50:1.00	3.75%	2.75%
4	> 2.50:1.00 but < 3.00:1.00	3.25%	2.25%
5	> 2.00:1.00 < 2.50:1.00	3.00%	2.00%
6	< 2.00:1.00	2.50%	1.50%

2.2                               Amendment of Section 1.01 (Defined Terms).  Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by amending and restating the definition of “Consolidated EBITDA” in its entirety as follows:

“Consolidated EBITDA” means, with respect to any Person for any fiscal period, an amount equal to the sum of (without duplication):

(a)                                 Consolidated Net Income of such Person during such period; and

(b)                                 to the extent Consolidated Net Income has been reduced thereby:

(i)                                     all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period;

(ii)                                  Interest Expense of such Person and its Subsidiaries for such period;

(iii)                               the amount of depreciation and amortization charges of such Person and its Subsidiaries for such period;

(iv)                              reasonable transaction expenses and other costs, fees and charges relating to the Transactions and Permitted Acquisitions, permitted Investments, permitted issuances of Equity Interests, permitted Asset Sales and Dispositions, and permitted issuances of Indebtedness, in each case by the Parent and its Subsidiaries, provided that the aggregate amount added to Consolidated Net Income in reliance on this clause (iv) shall not exceed, other than with respect to the Transactions, $750,000 in any Test Period;

(v)                                 reasonable transaction expenses and other costs, fees and charges, in each case, accruing on or after the Closing Date and relating to proposed acquisitions that are pursued but not consummated in an aggregate amount not to exceed $750,000 in any Test Period;

(vi)                              all non-cash adjustments to the valuation of earn-out payments or other consideration relating to permitted Investments;

(vii)                           non-recurring or extraordinary charges or expenses incurred during such period, provided that the aggregate amounts added to Consolidated Net Income pursuant to this clause (vii) shall not exceed $750,000 over the term of this Agreement;

(viii)                        restructuring and severance expenses accruing on or after the Closing Date in an amount not to exceed $750,000 in any Test Period, provided that the aggregate amounts added to Consolidated Net Income pursuant to this subsection (viii) shall not exceed $2,000,000 over the term of this Agreement;

(ix)                              management fees incurred and paid on or before December 31, 2013 in an aggregate amount not to exceed $800,000; and

(x)                                 restructuring expenses accrued from and after September 27, 2015 but before March 27, 2016 with respect to the restructuring of the operations of the Parent and its Subsidiaries in Hungary, provided that the aggregate amounts added to Consolidated Net Income pursuant to this subsection (x) shall not exceed $600,000 over the term of this Agreement.

(c)                                  less, all non-cash items increasing Consolidated Net Income (excluding any such item that is non-cash during such period but the subject of a cash payment in a prior or future period); and

(d)                                 less, all non-recurring or extraordinary income or gains during such period (including, without limitation, as a result of the acquisition of Indebtedness at a discount);

all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.  For the purposes of calculating Consolidated EBITDA for any period in connection with any determination of the Total Leverage Ratio or Fixed Charge Coverage Ratio, (i) if at any time during such period the Parent or any Subsidiary shall have made any Specified Disposition, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Specified Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and (ii) if during such period a Borrower or any Subsidiary shall have made a Specified Acquisition, Consolidated EBITDA for the portion of such period prior to the date of such Specified Acquisition shall be calculated after giving effect thereto on a Pro Forma Basis as if such Specified Acquisition occurred on the first day of such period.  As used in this definition, “Specified Acquisition” means any acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person; and “Specified Disposition” means any Disposition of property or series of related Dispositions of property that constitutes a division or operating unit of a business or a line of business or a Disposition of all or substantially all of the stock or assets of a Person, in each case for aggregate Acquisition Consideration of $1,000,000 or more. In addition, in calculating Consolidated EBITDA for any Test Period that includes the fiscal quarter in which the Kecy Acquisition is consummated, Consolidated EBITDA shall be calculated on a pro forma basis to reflect cost savings, not to exceed $1,202,000 in the aggregate, relating to payments to Raymond Cox and David Zerbey prior to the Kecy Acquisition (but without duplication of any item set forth in clauses (b)(i) through (b)(ix) of such definition, and only to the extent the items reflected in such cost savings had been included in the calculation of Consolidated Net Income for such Test Period).

2.3                               Amendment of Section 1.01 (Defined Terms).  Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by amended and restating the definition of “Fixed Charges” in its entirety as follows:

““Fixed Charges” means, for any period, without duplication, Interest Expense (excluding (i) interest paid in kind, (ii) expense reimbursements paid in connection with this Agreement  or the Subordinated Loan Documents and (iii) upfront fees paid in connection with Swap Contracts), plus scheduled principal payments on Indebtedness (excluding, (i) any repayment of the Loans required by Section 2.05(d) and (ii) for the avoidance of doubt, any mandatory prepayments, whether under this Agreement, the Subordinated Loan Documents or otherwise), plus Restricted Payments paid in cash, plus Capital Lease Obligation payments, all calculated for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that in calculating Fixed Charges for the Test Period ending on (a) June 30, 2016, Fixed Charges shall be deemed to be Fixed Charges for the fiscal quarter then ended times four, (b) September 25, 2016, Fixed Charges shall be deemed to be Fixed Charges for the two fiscal quarters then ended times two, and (c) December 25, 2016, Fixed Charges shall be deemed to be Fixed Charges for the three fiscal quarters then ended times 4/3; provided further that, for the purposes of calculating Fixed Charges for the Test Period ending on March 27, 2016, the repayment of Loans required by Section 2.05(d) shall be deemed to be $4,683,452.”

2.4                               Amendment of Section 1.01 (Defined Terms).  Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by amended and restating the definition of “Fixed Charge Coverage Ratio” in its entirety as follows:

““Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA minus the unfinanced portion of Capital Expenditures minus expense for taxes paid in cash (other than expenses for taxes paid in respect of the Exception Taxes in an amount not to exceed $1,343,361 in the aggregate) to (b) Fixed Charges, all calculated for the Parent and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.”

2.5                               Amendment of Section 1.01 (Defined Terms).  Section 1.01 of the Amended and Restated Credit Agreement is hereby amended by inserting the following definition in the correct alphabetical order:

““Exception Taxes” means, in the aggregate (a) an amount not to exceed $984,977 in federal and state Taxes of the Parent and its Subsidiaries for the 2014 fiscal year of the Parent, and (b) an amount not to exceed $358,384 in Taxes incurred for the 2012, 2013 and 2014 fiscal years of the Parent as a result of ARC Wireless Ltd. being deemed to be engaged in a U.S. trade of business, in each case, paid in cash by the Parent during the fiscal quarter of the Parent ended September 27, 2015.”

2.6                               Amendment of 2.03(b) (Prepayments).  Section 2.03(b)(iii) of the Amended and Restated Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii)                         On the fifth Business Day after the date of any Asset Sale by the Parent or any of its Subsidiaries, the Borrowers will prepay the Loans hereunder in an aggregate amount equal to (x) 100% of the amount, if any, of such Net Cash Proceeds from such Asset Sale received by the Parent or any of its Subsidiaries on the date of such Asset Sale and necessary to reduce the Senior Leverage Ratio to 2.75:1.00 on a Pro Forma Basis, plus (y) 75% of the balance, if any, of such Net Cash Proceeds remaining, to the extent necessary to reduce the Senior Leverage Ratio to 2.25:1.00 on a Pro Forma Basis, plus (z) 50% of the balance, if any, of such Net Cash Proceeds.  Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Borrowers shall not be required to make any prepayment of the Loans under this Section 2.03(b)(iii) with respect to Net Cash Proceeds received by the Parent or any of its Subsidiaries from Asset Sales to the extent that, on or prior to the date such Net Cash Proceeds would otherwise be required to be so applied, the Parent notifies the Administrative Agent that such Net Cash Proceeds are to be reinvested in assets used or usable in the business of the Parent or any of its Subsidiaries within 180 days of each such Asset Sale, and if such Net Cash Proceeds to be reinvested are not in fact reinvested within 180 days after receipt thereof, then such proceeds shall be due and payable, and, in each case, applied to the prepayment of Loans as provided in this clause (iii) at the expiration of such 180-day period); provided that the amount of such Net Cash Proceeds not applied to prepayment of the Loans because of this sentence shall not exceed $1,000,000 over the term of this Agreement.”

2.7                               Amendment of Section 2.03(b) (Prepayments).  Section 2.03(b)(viii) of the Amended and Restated Credit Agreement is hereby amended by amending and restating it in its entirety as follows:

“(viii) (A) Each prepayment of Loans pursuant to this Section 2.03(b) shall be applied first, pro rata to the Term Loans and the Delayed Draw Term Loans then outstanding, and applied pro rata to the remaining principal installments thereof excluding the installments due under Section 2.05(d), which shall not be reduced pursuant to this clause (viii) (provided that each prepayment made under Section 2.03(b)(iii), (v) or (vi) during the period from and after April 20, 2016 to and including December 15, 2016, shall instead be applied to such remaining installments (excluding, for the avoidance of doubt, installments under Section 2.05(d)) in inverse order of maturity), then to the outstanding Revolving Loans and lastly, to the Cash Collateralization of Letters of Credit, (B) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment and (C) prepayments of outstanding Revolving Loans shall not result in a permanent reduction in the Revolving Commitments.”

2.8                               Amendment of Section 2.05(a) (Repayment of Loans).  Section 2.05(a) of the Amended and Restated Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                           Term Loans.  The Term Loans shall mature in quarterly installments payable on the dates set forth below, each such installment to be in an aggregate principal amount equal to the amount set forth opposite each such date specified below, and the Borrowers shall repay to the Administrative Agent for the ratable account of each Term Lender each such installment on each such date.  On the Maturity Date for the Term Loans, the Borrowers shall repay to the Administrative Agent for the ratable account of each Term Lender the outstanding principal amount of Term Loans (together with all accrued and unpaid interest and any other amounts owed under this Agreement).

Installment	Amount

June 30, 2016	$749,488.73
September 25, 2016	$749,488.73
December 25, 2016	$749,488.73
March 26, 2017	$1,124,233.10
June 30, 2017	$1,124,233.10
September 24, 2017	$1,124,233.10
December 24, 2017	$1,124,233.10
March 25, 2018	$1,124,233.10
June 30, 2018	$1,124,233.10
September 30, 2018	$1,124,233.10
December 23, 2018	$1,124,233.10
March 24, 2019	$1,124,233.10
Maturity Date for the Term Loans	Outstanding principal amount of the Term Loans (together with all accrued and unpaid interest and other amounts).”

2.9                               Amendment of Section 2.05(c) (Repayment of Loans).  Section 2.05(c) of the Amended and Restated Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)                            Delayed Draw Term Loans.  The Delayed Draw Term Loans shall mature in quarterly installments payable on the dates set forth below, each such installment to be in an aggregate principal amount equal to the amount set forth opposite each such date specified below, and the Borrowers shall repay to the Administrative Agent for the ratable account of each Delayed Draw Term Lender each such installment on each such date.  On the Maturity Date for the Delayed Draw Term Loans, the Borrowers shall repay to the Administrative Agent for the ratable account of each Delayed Draw Term Lender the outstanding principal amount of Delayed Draw Term Loans (together with all accrued and unpaid interest and other amounts).

Installment	Amount

June 30, 2016	$250,511.27
September 25, 2016	$250,511.27
December 25, 2016	$250,511.27
March 26, 2017	$375,766.90
June 30, 2017	$375,766.90
September 24, 2017	$375,766.90
December 24, 2017	$375,766.90
March 25, 2018	$375,766.90
June 30, 2018	$375,766.90

September 30, 2018	$375,766.90
December 23, 2018	$375,766.90
March 24, 2019	$375,766.90
Maturity Date for the Delayed Draw Term Loans	Outstanding principal amount of Delayed Draw Term Loans (together with all accrued and unpaid interest and other amounts).”

2.10                        Addition of Section 2.05(d).  Section 2.05 of the Amended and Restated Credit Agreement is hereby amended by adding the following subsection (d) at the end of such section, reading as follows:

“(d)                           Additional Installment of Term Loans and Delayed Draw Term Loans.  On December 15, 2016, the Borrowers shall repay to the Administrative Agent for the ratable account of each Term Lender and Delayed Draw Term Lender an installment of the Term Loans and Delayed Draw Term Loans equal to the excess, if any, of (x) 44.0% of the aggregate principal amount of Term Loans and Delayed Draw Term Loans as of April 20, 2016 over (y) the amount of Term Loans and Delayed Draw Term Loans prepaid under Sections 2.03(b)(iii), (v), and (vi) during the period from and after April [20], 2016 to and including such date.  Any repayment of Loans pursuant to this Section 2.05(d) shall be applied first to the Term Loans and the Delayed Draw Term Loans then outstanding (and applied pro rata to the remaining installments thereof in inverse order of maturity), then to the outstanding Revolving Loans and lastly, to the Cash Collateralization of Letters of Credit. Any such repayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such repayment. Repayments of outstanding Revolving Loans shall not result in a permanent reduction in the Revolving Commitments.”

2.11                        Amendment of Section 2.07 (Fees).  Section 2.07(a) of the Amended and Restated Credit Agreement is hereby amended by deleting the sentence “Until delivery of the Compliance Certificate for the fiscal quarter ending on or about December 31, 2014, the Commitment Fee rate payable with respect to the Revolving Facility will be 0.45% per annum” and by amending and restating the pricing grid contained therein entirely as follows:

Total Leverage Ratio	Commitment Fee
> 4.00:1.00	0.50%
> 3.50:1.00 but < 4..00:1.00	0.45%
> 3.00:1.00 but < 3.50:1.00	0.40%
> 2.50:1.00 but < 3.00:1.00	0.35%
> 2.00:1.00 < 2.50:1.00	0.30%
< 2.00:1.00	0.25%

2.12                        Amendment of Section 7.14(a) (Minimum Fixed Charge Coverage Ratio).  Section 7.14(a) of the Amended and Restated Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                           Minimum Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter ending during any period set forth in the table below, to be less than the ratio set forth opposite such period in the table below:

Period	Fixed Charge Coverage Ratio
March 27, 2016 through September 24, 2016	1.00 to 1.00
September 25, 2016 through March 25, 2017	1.05 to 1.00
March 26, 2017 through September 23, 2017	1.10 to 1.00
September 24, 2017 through March 24, 2018	1.15 to 1.00
March 25, 2018 through September 29, 2018	1.20 to 1.00
September 30, 2018 and thereafter	1.25 to 1.00

2.13                        Amendment of 7.14(b) (Maximum Total Leverage Ratio).  Section 7.14(b) of the Amended and Restated Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)                           Maximum Total Leverage Ratio.  Permit the Total Leverage Ratio, as of the last day of any fiscal quarter ending during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

Period	Total Leverage Ratio
March 27, 2016 through September 24, 2016	5.25 to 1.00
September 25, 2016 through December 24, 2016	4.75 to 1.00
December 25, 2016 through March 25, 2017	4.25 to 1.00
March 26, 2017 through June 29, 2017	4.00 to 1.00
June 30, 2017 through September 23, 2017	3.75 to 1.00
September 24, 2017 and thereafter	3.50 to 1.00

2.14                        Amendment of Section 7.14(c) (Maximum Senior Leverage Ratio).  Section 7.14(c) of the Amended and Restated Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)                            Maximum Senior Leverage Ratio.  Permit the Senior Leverage Ratio, as of the last day of any fiscal quarter ending during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

Period	Senior Leverage Ratio
March 27, 2016 through September 24, 2016	3.50 to 1.00
September 25, 2016 through December 24, 2016	3.00 to 1.00
December 25, 2016 through March 25, 2017	2.50 to 1.00
March 26, 2017 and thereafter	2.25 to 1.00

Section 3.                                          Amendment Fees.

In consideration of their approval of this Amendment, the Parent shall pay (or cause to be paid) to the Administrative Agent, for the ratable benefit of the Lenders (including Citizens Bank, N.A., in its capacity as Lender), an amendment fee (the “Amendment Fee”) in an amount equal to 0.25% of the aggregate principal amount of the Term Loans and the Revolving Commitments.  The Amendment Fee shall be deemed fully earned on the Fourth Amendment Effective Date and shall be payable on such date and shall not be subject to refund or rebate for any reason.

Section 4.                                          Direction.

Each Lender hereby directs the Administrative Agent to execute a Consent and Acknowledgment acknowledging the Subordinated Lender entering into a second amendment to the Subordinated Loan Agreement.

Section 5.                                          Effectiveness.

5.1                               Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)                                 this Amendment shall have been (i) executed by the Parent, the Administrative Agent and each Lender and (ii) acknowledged by each of the other Loan Parties, and in each case, counterparts hereof as so executed or acknowledged shall have been delivered to the Administrative Agent, sufficient in number for distribution to the Administrative Agent, each Lender and the Parent;

(b)                                 the Loan Parties shall have delivered an executed amendment to the Subordinated Loan Agreement in form and substance reasonably satisfactory to the Administrative Agent;

(c)                                  the Loan Parties shall have paid the Amendment Fee and all reasonable legal fees and expenses of the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other documents being executed or delivered in connection therewith.

5.2                               Amendment Effective Date.  This Amendment shall be effective on the date (the “Fourth Amendment Effective Date”) upon which the conditions precedent set forth in Section 5.1 above are satisfied.

Section 6.                                          Affirmation.

Each of the Loan Parties hereby consents and agrees to and acknowledges and affirms the terms of this Amendment.  Each of the Loan Parties hereby further agrees that their respective obligations under the Amended and Restated Credit Agreement, the Guarantee and Security Agreement and each of the other Loan Documents shall remain in full force and effect and shall be unaffected hereby.

Section 7.                                          Representations and Warranties.  Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

7.1                               Power and Authority.  It has all requisite power and authority to execute and deliver this Amendment and perform its obligations hereunder.

7.2                               Authorization.  It has taken all necessary corporate or limited liability company action, as applicable, to duly authorize the execution and delivery of, and performance of its obligations under, this Amendment and this Amendment has been duly executed and delivered by its duly authorized officer or officers.

7.3                               Non-Violation.  The execution and delivery of this Amendment and the performance and observance by it of the terms and provisions hereof (a) do not violate or contravene its Organization Documents or any applicable Laws or (b) conflict with or result in a breach or contravention of any provision of, or constitute a default under, any other agreement, instrument or document binding upon or enforceable against it.

7.4                               Validity and Binding Effect.  Upon satisfaction of the conditions set forth in Section 5.1 above, this Amendment shall constitute a legal, valid and binding agreement of such Loan Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

7.5                               Representations and Warranties in Amended and Restated Credit Agreement.  The representations and warranties of each Loan Party contained in the Amended and Restated Credit Agreement as modified hereby are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

7.6                               No Consent.  No consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority is required in connection with this Amendment or the execution, delivery, performance, validity or enforceability of this Amendment, except consents, exemptions, authorizations, approvals, filings and actions which have been obtained or made and are in full force and effect.

7.7                               No Event of Default.  No Default or Event of Default exists before, nor will occur immediately after, giving effect to this Amendment or as a result of observing any provision hereof.

Section 8.                                          Miscellaneous.

8.1                               Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.2                               Survival of Representations and Warranties.  All representations and warranties made hereunder shall survive the execution and delivery of this Amendment.

8.3                               Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.4                               Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

8.5                               Loan Documents Unaffected.  Each reference to the Amended and Restated Credit Agreement in any Loan Document shall hereafter be construed as a reference to the Amended and Restated Credit Agreement as modified hereby.  Except as otherwise specifically provided, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Amended and Restated Credit Agreement or any other Loan Document, nor alter, modify, amend or in any way affect any provision of the Amended and Restated Credit Agreement or any other Loan Document, including, without limitation, the guarantees, pledges and grants of security interests, as applicable, under each of the Collateral Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  This Amendment is a Loan Document.

8.6                               Entire Agreement.  This Amendment, together with the Amended and Restated Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

8.7                               Acknowledgments.  Each Loan Party hereby acknowledges that:

(a)                                 it has consulted and been advised by its own legal counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents and it has consulted its own accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(b)                                 it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Amendment and by the other Loan Documents;

(c)                                  neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(d)                                 the Lenders have no obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated by this Amendment and by the other Loan Documents, except any obligations expressly set forth in this Amendment and in the other Loan Documents;

(e)                                  the Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and the Lenders have no obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates; and

(f)                                   no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

8.8                               Release.  Immediately upon the execution and acceptance of this Amendment, each Loan Party and each of their respective successors, assigns, subsidiaries, affiliates, insurers, employees, attorneys, agents, representatives and other persons and/or entities connected therewith, hereby fully and forever compromises, settles, releases, acquits and discharges the Administrative Agent, the Lenders, the Arranger and their respective Affiliates (collectively, the “Released Parties”) and each of the Released Parties’ present, former and future directors, officers, employees, agents, partners, trustees, advisors or other representatives and other persons and/or entities connected therewith (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions, causes of action (whether at law and/or in equity) and obligations of every nature whatsoever (whether liquidated or unliquidated, known or unknown, asserted or unasserted, foreseen or unforeseen, matured or unmatured, fixed or contingent) that each Loan Party has, had and/or may claim to have against any of the Releasees which arise from or relate to any actions which any of the Releasees have and/or may have taken or have and/or may have omitted to take prior to the date this Agreement was executed and, without limiting the foregoing, with respect to the Amended and Restated Credit Agreement and/or any documents executed and/or delivered in connection with the foregoing.

8.9                               Counterparts.  This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.  Transmission by a party to another party (or its counsel) via facsimile or electronic mail of a signed copy of this Amendment (or a signature page of this Amendment) shall be as fully effective as delivery by such transmitting party to the other parties hereto of a counterpart of this Amendment that had been manually signed by such transmitting party.

8.10                        Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARENT, EACH BORROWER, AND EACH GUARANTOR BY ITS ACKNOWLEDGMENT HEREOF HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

8.11                        Jury Trial Waiver.  EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

ARC GROUP WORLDWIDE, INC.

By:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement]

CITIZENS BANK, N.A., as Administrative Agent, Collateral Agent, Sole Lead Arranger, Sole Bookrunner and as a Lender

By:	/s/ Mark S. Fucci
Name:	Mark S. Fucci
Title:	Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By:	/s/ Andrew J. Bella
Name:	Andrew J. Bella
Title:	Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

TD BANK, N.A., as a Lender

By:	/s/ James G. Hanning
Name:	James G. Hanning
Title:	Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

Acknowledged and agreed:

ADVANCED FORMING TECHNOLOGY, INC.,
as a Borrower

By:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Chief Financial Officer

ARC WIRELESS, INC.,
as a Borrower

By:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Chief Financial Officer

FLOMET LLC,
as a Borrower

By:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Chief Financial Officer

GENERAL FLANGE & FORGE LLC,
as a Borrower

By:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Chief Financial Officer

TEKNA SEAL LLC,
as a Borrower

By:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement]

3D MATERIAL TECHNOLOGIES, LLC,
as a Borrower

By:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Chief Financial Officer

QUADRANT METALS TECHNOLOGIES LLC,
as a Borrower

By:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Chief Financial Officer

ARC WIRELESS, LLC,
as a Guarantor

By:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Chief Financial Officer

ARC METAL STAMPING, LLC,
as a Guarantor

By:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Chief Financial Officer

ADVANCE TOOLING CONCEPTS, LLC,
as a Guarantor

By:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement]

THIXOFORMING LLC,
as a Guarantor

By:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Chief Financial Officer

[Signature Page to Fourth Amendment to Credit Agreement]